                                                                    Exhibit 99.2


                             Offer for RiverSoft plc
                             -----------------------

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN OR INTO AUSTRALIA, CANADA OR JAPAN




                             Recommended Cash Offer
                                       by
                             Micromuse U.K. Limited
                          a wholly-owned subsidiary of
                                 Micromuse Inc.
                         and (outside the United States)
                                       by
                   Credit Suisse First Boston (Europe) Limited
                            on its behalf to acquire
                                  RiverSoft plc

Summary

   . The Boards of Micromuse and RiverSoft announce that they have reached agreement on the terms of a recommended cash offer, to be made by Micromuse UK, a wholly-owned subsidiary of Micromuse and (outside the United States) by Credit Suisse First Boston on behalf of Micromuse UK, of 17.75 pence per ordinary share for the entire issued and to be issued share capital of RiverSoft.

   . The Offer values the entire issued share capital of RiverSoft at approximately (Pounds)43.3 million.

   . The Offer represents a premium of approximately 58 per cent. over the Closing Price of 11.25 pence for each RiverSoft Share on 18 June, 2002, the last business day prior to the announcement of the Offer.

   . The Offer also represents a premium of approximately 75 per cent. to the average closing middle market price of 10.14 pence per RiverSoft Share in the last 6 month period.

   . Micromuse UK has received irrevocable undertakings to accept the Offer from the RiverSoft Directors and certain other shareholders in respect of, in aggregate, 142,975,675 RiverSoft Shares, representing approximately
          58.6 per cent. of RiverSoft's issued share capital.

   . The RiverSoft Directors consider the terms of the Offer to be fair and reasonable and unanimously recommend that RiverSoft Shareholders accept the Offer, as the RiverSoft Directors have irrevocably undertaken to do in respect of their own holdings.

   . The acquisition of RiverSoft will expand Micromuse's Netcool(R) product suite by providing root cause analysis, including network discovery, modelling and topology capabilities, across multiple network technologies including internet protocol, Ethernet, ATM, frame relay and MPLS.

   . By broadening its solution set with this acquisition, Micromuse expects to increase its value proposition to its service provider and enterprise customers who seek to further leverage operating efficiencies and improve service delivery.

   . In addition to expanding the scope of Micromuse's direct sales opportunity in the marketplace, the acquisition will also enable Micromuse to further strengthen relationships with OEMs, value-added resellers, systems integrators and distribution partners by offering a broader solution for their customers.

Commenting on the Offer, Greg Brown, Chairman and Chief Executive Officer of Micromuse, said:

"Customers are increasingly demanding intelligent software that helps managers isolate and resolve the root causes underlying service-affecting problems. As networks are being optimized for today's business issues our enterprise and service provider customers, now more than ever, are looking to acquire these capabilities from one industry leading provider."

Commenting on the Offer, Tim Murray, Chief Executive Officer of RiverSoft, said:

"I am extremely pleased that we have the opportunity to combine RiverSoft's business with Micromuse. There is a clear market and customer logic for this transaction, and we are excited about our future prospects together."

Micromuse and Micromuse UK are advised by Credit Suisse First Boston (Europe) Limited. RiverSoft is advised by KPMG Corporate Finance and Moore Stephens.

Enquiries:

Micromuse

Investor Relations contact:
Kristin Jordahl                                               001 (415) 343-7636
Director, Investor Relations

Media Relations contact:
Evan Birkhead                                                 001 (212) 895-8728
Vice President, Corporate Communications


Credit Suisse First Boston (Europe) Limited
(financial adviser to Micromuse and Micromuse UK)

Adam de Courcy Ling                                           020 7888 8888
Ian Brown


RiverSoft

Fraser Park                                                   020 8392 6906


KPMG Corporate Finance
(financial adviser to RiverSoft)

David Simpson                                                 020 7311 1000
Paul Elliot


Moore Stephens
(financial adviser to RiverSoft)

Arthur Davey                                                  020 7334 9191


To access the complete public information on the acquisition, go to the Micromuse website at http://www.micromuse.com and click "Terms of the Offer."

Conference Call Information

Details of the transaction will be described in a simultaneous conference call and webcast today at 11 AM Pacific Daylight Time (2 PM New York time; 7 PM London time). The call can be accessed by dialing (888) 428 4469 (U.S.) or (+1
612) 288 0340 (international), and asking for the Micromuse conference call.

The Webcast can be accessed by going to http://www.corporate-ir.net/ireye/ ir_site.zhtml?ticker=MUSE&script=2100Investors.

A replay of the conference call will be available starting today after 2:30 PM Pacific Daylight Time (5:30 PM New York time, 10:30 PM London time) and continuing until midnight Pacific Daylight Time on June 26, 2002. The replay can be accessed by dialing (800) 475-6701 (U.S.) or (+1 320) 365-3844
(international) and entering access code 642631. A webcast replay of the conference call will also be available on Micromuse's website at http://www.micromuse.com.

This summary should be read in conjunction with the full text of the following announcement. Terms used in this summary shall have the meaning given to them in the full announcement.

This press announcement does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities, pursuant to the Offer or otherwise. The Offer will be made solely by the Offer Document and the Form of Acceptance accompanying the Offer Document, which will contain the full terms and conditions of the Offer, including details of how the Offer may be accepted. The Offer Document and Form of Acceptance accompanying the Offer Document will be made available to all RiverSoft Shareholders at no charge to them. RiverSoft Shareholders are advised to read the Offer Document and the accompanying Form of Acceptance when they are sent to them because they will contain important information.

The availability of the Offer to RiverSoft Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. RiverSoft Shareholders who are not so resident should inform themselves of and observe such applicable requirements.

It should be noted that by virtue of the conflicting provisions of the Code and the US federal securities laws, the Panel has agreed that the acceptance condition can be structured so that the Offer cannot become or be declared unconditional as to acceptances until such time as all other conditions of the Offer have been satisfied, fulfilled or, to the extent permitted, waived. The acceptance condition in paragraph 1(a) of Appendix I has been amended accordingly. In addition, it should be noted that, save with the consent of the Panel and Micromuse UK, the Offer will lapse unless all conditions relating to the Offer have been satisfied or (if capable of waiver) waived or, where appropriate, have been determined by the Offeror in its reasonable opinion to be or remain satisfied, by midnight (London time) / 7.00 p.m. (New York time) on the sixtieth day after the posting of the Offer Document or such later date as Micromuse UK may, with the consent of the Panel, decide.

Unless otherwise determined by Micromuse UK and permitted by applicable law and regulation, the Offer will not be made, directly or indirectly, in or into, or by use of the mails of, or by any other means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of Canada, nor will it be made in or into Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within Australia, Canada or Japan. Accordingly, unless otherwise determined by Micromuse UK and permitted by applicable law and regulation, neither copies of this announcement nor any other documents relating to the Offer are being, or may be, mailed or otherwise forwarded, distributed or sent in or into Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from such jurisdictions.

The Panel wishes to draw the attention of member firms of the National Association of Securities Dealers in the United States to certain UK dealing disclosure requirements during the offer period. The offer period (in accordance with the Code, which is published and administered by the Panel) commences at the time when an announcement is made of a proposed or possible offer, with or without terms. RiverSoft has equity securities traded on the London Stock Exchange.

The above disclosure requirements are set out in more detail in Rule 8 of the Code. In particular, Rule 8 requires public disclosure of dealings during the offer period by persons who own or control, or who would as a result of any transaction own or control, one per cent. or more of any class of relevant securities of RiverSoft. Relevant securities include RiverSoft Shares, and instruments convertible into RiverSoft Shares. This requirement will apply until the first closing date or, if this is later, the date when the Offer becomes or is declared unconditional or lapses.

Disclosure should be made on an appropriate form by no later than 12 noon London time on the business day following the date of the dealing transaction. These disclosures should be sent to the Company Announcements Office of the London Stock Exchange (fax number: +44 (0) 20 7588 6057) with a copy sent (by fax or e-mail) to the Panel (fax number +44 (0) 20 7256 9386, e-mail: monitoring@disclosure.org.uk).

The Panel requests that member firms advise those of their clients who wish to deal in the relevant securities of RiverSoft that they may be affected by these requirements. If there is any doubt as to their application the Panel should be consulted (telephone number: +44 (0) 20 7382 9026, fax number: +44 (0) 20 7638
1554).



Cautionary Note Regarding Forward-Looking Statements under the United States Private Securities Litigation Act of 1995: Information in this release that involves RiverSoft's, Micromuse's, Micromuse UK's and, assuming the business combination is completed, the combined company's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. The forward-looking statements contained in this announcement include statements about the feasibility and benefits of the acquisition of RiverSoft by Micromuse UK. Factors that would cause actual results to differ materially from those described in this announcement include: the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully RiverSoft within the Micromuse Group or to realise synergies from such integration; costs and terms related to the acquisition of RiverSoft; the economic environment of the industries in which Micromuse and RiverSoft operate; failure to retain RiverSoft management; regulatory change in the industry, the general economic environment; and other risk factors described in other documents Micromuse files from time to time with the SEC, including its recent filings on Form 10-K and Form 10-Q. All forward-looking statements included in this release are based upon information available to RiverSoft, Micromuse and Micromuse UK as of the date of this release, and neither RiverSoft, Micromuse, Micromuse UK nor the combined company assumes any obligation to update any such forward-looking statement. These statements made pursuant to the safe harbour provisions contained in the private Securities Litigation

Reform Act of 1995 are not guarantees of future performance. Actual results could differ materially from each company's current expectations.

Credit Suisse First Boston (Europe) Limited, which is regulated by the Financial Services Authority, is acting as financial adviser to Micromuse and Micromuse UK and no one else in connection with the Offer and will not be responsible to anyone other than Micromuse and Micromuse UK for providing the protections afforded to clients of Credit Suisse First Boston (Europe) Limited nor for providing advice in relation to the Offer.

KPMG Corporate Finance, a division of KPMG LLP which is authorised by the Financial Services Authority for investment business activities, is acting as financial adviser to RiverSoft and no one else in connection with the Offer. KPMG Corporate Finance will not be responsible to anyone other than RiverSoft for providing the protections afforded to its clients or for providing advice in relation to the contents of this announcement or any other arrangement referred to herein.

Moore Stephens Corporate Finance, a division of Moore Stephens Chartered Accountants which is authorised by the Financial Services Authority for investment business activities, is acting as financial adviser to RiverSoft and no one else in connection with the Offer. Moore Stephens will not be responsible to anyone other than RiverSoft for providing the protections afforded to its clients or for providing advice in relation to the contents of this announcement or any other arrangement referred to herein.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN OR INTO AUSTRALIA, CANADA OR JAPAN




                             Recommended Cash Offer
                                       by
                             Micromuse U.K. Limited
                          a wholly-owned subsidiary of
                                 Micromuse Inc.
                         and (outside the United States)
                                       by
                   Credit Suisse First Boston (Europe) Limited
                            on its behalf to acquire
                                  RiverSoft plc

1.       Introduction

The Boards of Micromuse and RiverSoft announce that they have reached agreement on the terms of a recommended cash offer, to be made by Micromuse UK, a wholly-owned subsidiary of Micromuse, and (outside the United States) by Credit Suisse First Boston on behalf of Micromuse UK, to acquire the entire issued and to be issued share capital of RiverSoft.

The RiverSoft Directors, who have been so advised by Moore Stephens, consider the terms of the Offer to be fair and reasonable and unanimously recommend that RiverSoft Shareholders accept the Offer, as the RiverSoft Directors have irrevocably undertaken to do in respect of their own beneficial holdings. In providing advice to the RiverSoft Directors, Moore Stephens has taken account of the commercial assessment of the RiverSoft Directors.

2.       The Offer

The Offer, which will be on the terms and subject to the conditions set out or referred to in Appendix I to this announcement and the further terms and conditions to be set out in the Offer Document and the Form of Acceptance, will be made on the basis set out below:

                  for each RiverSoft Share 17.75 pence in cash

The Offer values the entire issued share capital of RiverSoft at approximately (Pounds)43.3 million.

The Offer represents a premium of approximately 58 per cent. over the Closing Price of 11.25 pence for each RiverSoft Share on 18 June, 2002, the last business day prior to the announcement of the Offer.

The Offer also represents a premium of approximately 75 per cent. to the average closing middle market price of 10.14 pence per RiverSoft Share in the last 6 month period.

The consideration will be funded from existing Micromuse resources and Micromuse will not incur any debt as a direct result of the Offer.

The Offer will extend, subject to the terms and conditions set out in the Offer Document and Form of Acceptance, to all RiverSoft Shares unconditionally allotted or issued on the date on which the Offer is made and any further RiverSoft Shares unconditionally allotted or issued (including existing shares that are delivered as a result of the exercise of options granted under the RiverSoft Share Schemes) while the Offer remains open for acceptance (or such earlier date as Micromuse UK, subject to the Code, decides).

The RiverSoft Shares which are the subject of the Offer will be acquired by the Offeror under the Offer fully paid and free from liens, equities, charges, encumbrances, rights of pre-emption and other third party rights or interests of any nature whatsoever and together with all rights now or hereafter attaching thereto, including the right to receive and retain in full all dividends (if any) and other distributions declared, made or paid after the date of this announcement.

Where the aggregate amount payable to any RiverSoft Shareholder upon acceptance of the Offer in respect of their aggregate shareholding would otherwise include a fraction of a pence, the amount will be rounded up to the nearest whole penny.

3.       Irrevocable undertakings

Micromuse UK has received irrevocable undertakings to accept the Offer from the RiverSoft Directors and their spouses and family members in respect of their entire registered holdings of RiverSoft Shares (except shares to be issued or allotted under an Inland Revenue approved share option scheme) and from registered holders of RiverSoft Shares to which the RiverSoft Directors, their spouses and family members are beneficially entitled, amounting to an aggregate of 21,987,555 RiverSoft Shares, representing approximately 9.0 per cent. of RiverSoft's issued share capital. All of these irrevocable undertakings will continue to be binding in the event of a higher competing offer being made for RiverSoft.

Micromuse UK has, in addition, received irrevocable undertakings to accept the Offer from certain other shareholders amounting to an aggregate of 55,025,304 RiverSoft Shares representing approximately 22.5 per cent. of RiverSoft's issued share capital. These irrevocable undertakings will also continue to be binding in the event of a higher competing offer being made for RiverSoft. Micromuse UK has agreed not to release such shareholders from these undertakings unless all such shareholders are released simultaneously.

Micromuse UK has, in addition, received irrevocable undertakings to accept the Offer from certain other shareholders amounting to an aggregate of 65,962,816 RiverSoft Shares representing approximately 27.0 per cent. of RiverSoft's issued share capital. These irrevocable undertakings will remain binding unless a third party announces a competing offer for the RiverSoft Shares, with a value, at the time it is made or, if earlier, publicly announced, equal to or more than 10 per cent. in excess of 17.75 pence per RiverSoft Share.

Micromuse UK has therefore received irrevocable undertakings to accept the Offer in respect of, in aggregate, 142,975,675 RiverSoft Shares, representing approximately 58 per cent. of RiverSoft's issued share capital.

Furthermore, RiverSoft has undertaken to Micromuse and Micromuse UK to provide certain financial and other information about the RiverSoft Group and has agreed to exercise certain additional controls in relation to approval of RiverSoft's expenditure by the RiverSoft Group.

4.       Reasons for the Offer

The Micromuse Directors believe that:

..   the acquisition will further increase Micromuse Group's value proposition to its service provider and enterprise customers, as well as to its partners, by expanding Micromuse Group's Netcool(R) solution set with root cause analysis capabilities across multiple networks;

..   the integration of RiverSoft's technology within the Netcool(R) product suite will enable Micromuse's customers to further leverage operating efficiencies and enhance the yield on infrastructure through improved network management and expanded service delivery capabilities;

..   the combined product offering will enable customers to more rapidly and accurately identify network faults at the root cause level; expand Micromuse's network discovery process to include ATM, frame relay and MPLS; provide an accurate and detailed data source for inventory management systems; and provide Micromuse's customers with the ability to see deeper, more detailed and flexible views of the network from the service level down through the element level; and

..   in addition to expanding the scope of Micromuse's direct sales opportunity in the marketplace, the acquisition should also enable Micromuse to further strengthen relationships with OEMs, value-added resellers, systems integrators and distribution partners.

5.       Background to and reasons for the recommendation of the Offer

Since the flotation of RiverSoft on the London Stock Exchange in December 2000 there has been a significant and well publicised downturn in trading conditions in the principal sectors in which RiverSoft operates. The RiverSoft Directors believe that telecommunications network providers have reduced capital expenditure plans, sales cycles for suppliers to the telecommunications sector have, on average, lengthened, and that the market for operating system software products has become more competitive than the then directors of RiverSoft envisaged at the time of the flotation of RiverSoft.

A new management team for RiverSoft was appointed in November 2001. The following areas were identified in the Chairman's statement in the preliminary announcement of RiverSoft's results for the year ended 31 December 2001, made on 26 February 2002, as key issues which needed to be addressed:

..   increasing revenues, through improved marketing, direct sales productivity and channel development

..   better execution of the business model

..   considerably reducing the cost base

..   developing the Company's technology.

The RiverSoft Directors believe that, whilst progress has been made in achieving these objectives, in view of the weakness in the markets in which RiverSoft operates and the increasing need for critical mass and depth of resources in marketing channels in order to sell effectively to major corporate customers, the interests of RiverSoft Shareholders would be better served by RiverSoft becoming part of a larger group.

The Offer, at 17.75 pence per share in cash, provides RiverSoft Shareholders with an opportunity to realise their investment without incurring dealing costs at a premium both to the current market price and the average market price that has prevailed in recent months.

Given the highly competitive nature of the sectors in which RiverSoft operates and the continuing cash outflows experienced by the Company, the RiverSoft Directors have concluded that the Offer provides RiverSoft Shareholders with certain value in the short term that fairly reflects the prospects of the Company.

6.       Conclusion and recommendation of the RiverSoft Directors

The RiverSoft Directors, who have been so advised by Moore Stephens, consider the terms of the Offer to be fair and reasonable.

The RiverSoft Directors have also been advised by KPMG Corporate Finance which, as a consequence of the audit relationship between KPMG LLP, US and Micromuse, has not acted as the independent adviser, required by Rule 3 of the Code, for the purpose of the Offer.

In providing advice to the RiverSoft Directors, Moore Stephens has taken into account the commercial assessment of the RiverSoft Directors.

Accordingly, the RiverSoft Directors unanimously recommend that RiverSoft Shareholders accept the Offer, as they have irrevocably undertaken to do in respect of their own holdings.

7.       Information on RiverSoft

RiverSoft (LSE: RSFT, www.riversoft.com) is a leading provider of Network Management Operating Systems ("NMOS") which develops, supports and markets advanced software products, used to simplify the monitoring and management of internet protocol, Ethernet, ATM, Frame Relay or MPLS networks. The RiverSoft Group's products utilise a system that can automatically discover connectivity in such networks, thereby allowing RiverSoft to recognise and adapt to changes or problems on a network.

Customers include major internet service providers, telecommunications and data service providers, and enterprise organizations that seek to maximise network availability to meet the demands of worldwide Internet communication and commerce.

RiverSoft operates in Europe, the United States and Australia and as at 1/st/ June, 2002 employed 166 people.

For the financial year ended 31/st/ December, 2001, RiverSoft reported turnover of (Pounds)6.5 million (2000: (Pounds)5.2 million) and a net loss on ordinary activities before taxation of (Pounds)39.4 million (2000: (Pounds)26.5 million loss), after exceptional costs of (Pounds)5.3 million (2000: (Pounds)nil). Cash at bank and in hand at 31/st/ December, 2001 was (Pounds)55.5 million (2000:
(Pounds)96.3 million). Shareholders' funds as at 31/st/ December, 2001 were (Pounds)54.9 million (2000: (Pounds)95.0 million).

For the quarter ended 31/st/ March, 2002, RiverSoft reported turnover of (Pounds)0.5 million (Q1 2001: (Pounds)2.6 million) and a net loss on ordinary activities before taxation of (Pounds)9.4 million (Q1 2001: (Pounds)8.3 million loss), after exceptional costs of (Pounds)3.3 million (Q1 2001: (Pounds)nil). Cash at bank and in hand at 31/st/ March, 2002 was (Pounds)48.4 million (31/st/ March, 2001: (Pounds)81.7 million). Shareholders' funds as at 31/st/ March, 2002 were (Pounds)45.4 million (31/st/ March, 2001: (Pounds)86.0 million).



8.       Information on Micromuse

Micromuse (NASDAQ: MUSE, www.micromuse.com) develops, markets and supports Netcool(R) applications, a family of scalable, highly configurable, rapidly deployable software solutions that enable service and business assurance -- the effective monitoring of the status of multiple devices and elements underlying an Information Technology ("IT") service delivery infrastructure, to help provide the continuous availability of IT-based services and businesses. The Micromuse Netcool(R) product suite collects, normalizes and consolidates high volumes of event information from heterogeneous network management environments into an active database that de-duplicates and correlates the resulting data in real-time. It then rapidly distributes graphical views of the information to operators and administrators responsible for monitoring service levels. Netcool's architecture allows for the rapid, programmerless association of devices and specific attributes of those devices to the business services they impact. This is designed to enable network operations teams to create and modify their service views during systems operations to monitor particular business services, rapidly identify which users are affected by which network faults, pinpoint sources of network problems, automate operator responses, facilitate problem resolution and report on the results.

Micromuse markets and distributes to customers through its own sales force, OEMs, value-added resellers and systems integrators. The company has distribution agreements with Cisco Systems, Ericsson Data Services, Nortel, Siemens, Unisphere and Sun Microsystems. As of 23/rd/ April 2002, Micromuse had approximately 1,400 customers in a variety of industries. Micromuse's customers include Cisco Systems, Sun Microsystems, Ericsson, Nortel, AT&T, BT, Cable & Wireless, Cellular One, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan, Chase, One2One and Verizon.

Micromuse was founded in 1989 in London, England, and in 1997 reorganized as a Delaware corporation and re-located its headquarters to San Francisco, California. As of 31/st/ March 2002 Micromuse employed 717 people worldwide.

For the financial year ended 30/th/ September, 2001, Micromuse reported a turnover of US$212.5 million (2000: US$123.5 million), net income of US$21.3 million (2000: net loss of US$2.1 million) and income before income taxes of US$31.3 million (2000: US$6.7 million). Stockholders' equity as at 30th September, 2001 was US$200.2 million (2000: US$152.5 million).

For the quarter ended 31/st/ March, 2002, Micromuse reported a turnover of US$39.0 million (Q2 2001: US$59.3 million) and a net income of US$419,000 (Q2 2001: US$7.0 million). Stockholders' equity as at 31/st/ March, 2002 was US$205.7 million (31/st/ March, 2001: US$185.0 million).

9.       Management and employees

The Micromuse Directors envisage that in order to maximise the value of the technology within the RiverSoft Group a restructuring will be necessary. Micromuse UK has given assurances to the Board of RiverSoft that the employment rights of the RiverSoft Group's employees, including pension entitlements, will be fully safeguarded.

10.      RiverSoft Share Schemes

The Offer will extend to all RiverSoft Shares which are unconditionally allotted or issued while the Offer remains open for acceptance (or during such earlier period as the Offeror may, subject to the Code, decide) including any RiverSoft Shares which are allotted or issued as a result of the exercise of options granted under the RiverSoft Share Schemes.

Micromuse UK will write to participants in the RiverSoft Share Schemes, to inform them of the effect of the Offer on their rights under the RiverSoft Share Schemes, setting out appropriate proposals, including cash cancellation, to be made in respect of their options, where such options have an exercise price below the Offer Price.

11.       Disclosure of interests in RiverSoft

Neither Micromuse UK, Micromuse nor any of the directors of Micromuse UK or Micromuse nor, so far as Micromuse UK is aware, any person acting in concert with Micromuse UK, owns or controls any RiverSoft Shares or has any options to purchase RiverSoft Shares or has entered into any derivative references to securities of RiverSoft which remain outstanding.

12.      Compulsory acquisition, de-listing and cancellation of trading

Subject to the Offer becoming or being declared unconditional in all respects, if sufficient acceptances are received under the Offer, Micromuse UK intends to use the procedures set out in sections 428 to 430F of the Companies Act to acquire compulsorily any outstanding RiverSoft Shares to which the Offer relates and to procure that RiverSoft applies to the UKLA for cancellation of the listing of the RiverSoft Shares on the Official List and to the London Stock Exchange for admission to trading of RiverSoft Shares to be cancelled.

A notice period of 20 business days prior to such cancellation will commence either on the Offer being declared wholly unconditional or on the first date of issue of compulsory acquisition notices under section 429 of the Companies Act. It is anticipated that the cancellation of RiverSoft's listing and admission to trading will take effect on the expiry of 20 business days after the Offer becomes or is declared wholly unconditional. Such cancellation of listing and trading would significantly reduce the liquidity and marketability of RiverSoft Shares not assented to the Offer.

13.      General

The Offer Document and Form of Acceptance will be posted to RiverSoft Shareholders and the Offer Document (for information only) to participants in the RiverSoft Share Schemes as soon as is practicable and in any event within 14 days of this announcement.

The conditions and certain further terms of the Offer are set out in Appendix I and will be set out in full in the Offer Document and Form of Acceptance. The availability of the Offer to persons not resident in the UK may be affected by the laws of the relevant jurisdiction. Persons who are not resident in the UK should inform themselves about and observe any applicable laws. Further details in relation to overseas shareholders will be contained in the Offer Document.

Neither Micromuse UK, Micromuse nor, so far as Micromuse UK is aware, any person acting in concert with it, owns or controls any RiverSoft Shares or any securities convertible or exchangeable into RiverSoft Shares or any rights to subscribe for or purchase, or options (including traded options) in respect of, or derivatives referenced to, any such shares ("Relevant RiverSoft Securities") nor does any such person have any arrangement in relation to Relevant RiverSoft Securities. For these purposes, "arrangement" includes any indemnity or option arrangement, any agreement or understanding, formal or informal, of whatever nature, relating to Relevant RiverSoft Securities which may be an inducement to deal or refrain from dealing in such securities.

This announcement does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities pursuant to the Offer or otherwise.

The sources and bases for certain information entered in this announcement and the definitions of certain expressions used in this announcement are contained in Appendix II and III to this announcement respectively.

Enquiries:

Micromuse

Investor Relations contact:
Kristin Jordahl                                            001 (415) 343-7636
Director, Investor Relations

Media Relations contact:
Evan Birkhead                                              001 (212) 895-8728
Vice President, Corporate Communications


Credit Suisse First Boston (Europe) Limited
(financial adviser to Micromuse and Micromuse UK)

Adam de Courcy Ling                                        020 7888 8888
Ian Brown



RiverSoft

Fraser Park                                                020 8392 6906


KPMG Corporate Finance
(financial adviser to RiverSoft)

David Simpson                                              020 7311 1000

Paul Elliot


Moore Stephens
(financial adviser to RiverSoft)

Arthur Davey                                               020 7334 9191

To access the complete public information on the acquisition, go to the Micromuse website at http://www.micromuse.com and click "Terms of the Offer."

Conference Call Information

Details of the transaction will be described in a simultaneous conference call and Webcast today at 11 AM Pacific Daylight Time (2 PM New York time; 7 PM London time). The call can be accessed by dialing (888) 428 4469 (U.S.) or (+1
612) 288 0340 (international), and asking for the Micromuse conference call.

The Webcast can be accessed by going to
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100Investors

A replay of the conference call will be available starting today after 2:30 PM Pacific Daylight Time (5:30 PM New York time, 10:30 PM London time) and continuing until midnight Pacific Daylight Time on June 26, 2002. The replay can be accessed by dialing (800) 475-6701 (U.S.) or (+1 320) 365-3844
(international) and entering access code 642631. A webcast replay of the conference call will also be available on Micromuse's website at http://www.micromuse.com.

This press announcement does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities, pursuant to the Offer or otherwise. The Offer will be made solely by the Offer Document and the Form of Acceptance accompanying the Offer Document, which will contain the full terms and conditions of the Offer, including details of how the Offer may be accepted. The Offer Document and Form of Acceptance accompanying the Offer Document will be made available to all RiverSoft Shareholders at no charge to them. RiverSoft Shareholders are advised to read the Offer Document and the accompanying Form of Acceptance when they are sent to them because they will contain important information.

The availability of the Offer to RiverSoft Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. RiverSoft Shareholders who are not so resident should inform themselves of and observe such applicable requirements.

It should be noted that by virtue of the conflicting provisions of the Code and the US federal securities laws, the Panel has agreed that the acceptance condition can be structured so that the Offer cannot become or be declared unconditional as to acceptances until such time as all other conditions of the Offer have been satisfied, fulfilled or, to the extent permitted, waived. The acceptance condition in paragraph 1(a) of Appendix I has been amended accordingly. In addition, it should be noted that, save with the consent of the Panel and Micromuse UK, the Offer will lapse unless all conditions relating to the Offer have been satisfied or (if capable of waiver) waived or, where appropriate, have been determined by the Offeror in its reasonable opinion to be or remain satisfied, by midnight (London time) / 7.00 p.m. (New York time) on the sixtieth day after the posting of the Offer Document or such later date as Micromuse UK may, with the consent of the Panel, decide.

Unless otherwise determined by Micromuse UK and permitted by applicable law and regulation, the Offer will not be made, directly or indirectly, in or into, or by use of the mails of, or by any other means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of Canada, nor will it be made in or into Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within Australia, Canada or Japan. Accordingly, unless otherwise determined by Micromuse UK and permitted by applicable law and regulation, neither copies of this announcement nor any other documents relating to the Offer are being, or may be, mailed or otherwise forwarded, distributed or sent in or into Australia, Canada or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into or from such jurisdictions.

The Panel wishes to draw the attention of member firms of the National Association of Securities Dealers in the United States to certain UK dealing disclosure requirements during the offer period. The offer period (in accordance with the Code, which is published and administered by the Panel) commences at the time when an announcement is made of a proposed or possible offer, with or without terms. RiverSoft has equity securities traded on the London Stock Exchange.

The above disclosure requirements are set out in more detail in Rule 8 of the Code. In particular, Rule 8 requires public disclosure of dealings during the offer period by persons who own or control, or who would as a result of any transaction own or control, one per cent. or more of any class of relevant securities of RiverSoft. Relevant securities include RiverSoft Shares, and instruments convertible into RiverSoft Shares. This requirement will apply until the first closing date or, if this is later, the date when the Offer becomes or is declared unconditional or lapses.

Disclosure should be made on an appropriate form by no later than 12 noon London time on the business day following the date of the dealing transaction. These disclosures should be sent to the Company Announcements Office of the London Stock Exchange (fax number: +44 (0) 20 7588 6057) with a copy sent (by fax or e-mail) to the Panel (fax number +44 (0) 20 7256 9386, e-mail: monitoring@disclosure.org.uk).

The Panel requests that member firms advise those of their clients who wish to deal in the relevant securities of RiverSoft that they may be affected by these requirements. If there is any doubt as to their application the Panel should be consulted (telephone number: +44 (0) 20 7382 9026, fax number: +44 (0) 20 7638
1554).


Cautionary Note Regarding Forward-Looking Statements under the United States Private Securities Litigation Act of 1995: Information in this release that involves RiverSoft's, Micromuse's, Micromuse UK's and, assuming the business combination is completed, the combined company's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. The forward-looking statements contained in this announcement include statements about the feasibility and benefits of the acquisition of RiverSoft by Micromuse UK. Factors that would cause actual results to differ materially from those described in this announcement include: the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms; the inability to integrate successfully RiverSoft within the Micromuse Group or to realise synergies from such integration; costs and terms related to the acquisition of RiverSoft; the economic environment of the industries in which Micromuse and RiverSoft operate; failure to retain RiverSoft management; regulatory change in the industry, the general economic environment; and other risk factors described in other documents Micromuse files from time to time with the SEC, including its recent filings on Form 10-K and Form 10-Q. All forward-looking statements included in this release are based upon information available to RiverSoft, Micromuse and Micromuse UK as of the date of this release, and neither RiverSoft, Micromuse, Micromuse UK nor the combined company assumes any obligation to update any such forward-looking statement. These statements made pursuant to the safe harbour provisions contained in the Private Securities Litigation Reform Act of 1995 are not guarantees of future performance. Actual results could differ materially from each company's current expectations.

Credit Suisse First Boston (Europe) Limited, which is regulated by the Financial Services Authority, is acting as financial adviser to Micromuse and Micromuse UK and no one else in connection with the Offer and will not be responsible to anyone other than Micromuse and Micromuse UK for providing the protections afforded to clients of Credit Suisse First Boston (Europe) Limited nor for providing advice in relation to the Offer.

KPMG Corporate Finance, a division of KPMG LLP which is authorised by the Financial Services Authority for investment business activities, is acting as financial adviser to RiverSoft and no one else in connection with the Offer. KPMG Corporate Finance will not be responsible to anyone other than RiverSoft for providing the protections afforded to its clients or for providing advice in relation to the contents of this announcement or any other arrangement referred to herein.

Moore Stephens Corporate Finance, a division of Moore Stephens Chartered Accountants which is authorised by the Financial Services Authority for investment business activities, is acting as financial adviser to RiverSoft and no one else in connection with the Offer. Moore Stephens will not be responsible to anyone other than RiverSoft for providing the protections afforded to its clients or for providing advice in relation to the contents of this announcement or any other arrangement referred to herein.

                                   APPENDIX I

                CONDITIONS AND CERTAIN FURTHER TERMS OF THE OFFER

The Offer, which will be made by the Offeror and, outside the United States by, Credit Suisse First Boston on behalf of the Offeror, will comply with the Code and will be governed by English law and be subject to the jurisdiction of the courts of England. The Offer will be made on the terms and conditions set out in the Offer Document.

1.       CONDITIONS OF THE OFFER

         The Offer will be subject to the following conditions:

         (a) valid acceptances being received (and not, where permitted, withdrawn) by 3.00 p.m. (London time) / 10.00 a.m. (New York time) on the day following the twentieth US Business Day following the date of the Offer or such later time(s) and/or date(s) as the Offeror may, subject to the Code and in accordance with the Exchange Act, decide in respect of not less than 90 per cent. (or such lesser percentage as the Offeror may decide) of the RiverSoft Shares to which the Offer relates, provided that this condition will not be satisfied unless the Offeror (together with other members of the Offeror Group) shall have acquired, or agreed to acquire, pursuant to the Offer or otherwise, RiverSoft Shares carrying in aggregate more than 50 per cent. of the voting rights normally exercisable at a general meeting of RiverSoft, including for this purpose (to the extent, if any, required by the Panel) any voting rights attaching to any RiverSoft Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances pursuant to the exercise of any outstanding subscription or conversion rights or otherwise and for the purposes of this condition:

                  (i) the expression "RiverSoft Shares to which the Offer relates" shall be construed in accordance with sections 428-430F of the Companies Act; and

                  (ii) shares which have been unconditionally allotted but not issued shall be deemed to carry the voting rights which they will carry on being entered into the register of members of RiverSoft;

                  provided further that, unless the Offeror otherwise determines, this condition (a) shall be capable of being satisfied only at a time when all of the other conditions (b) to (h) inclusive have been either satisfied, fulfilled or, to the extent permitted, waived;

         (b) no government or governmental, quasi-governmental, supranational, statutory, administrative or regulatory body, authority, court, trade agency, association, institution, environmental body or any other person or body in any jurisdiction (each a "Relevant Authority") having decided to take, instituted, implemented or threatened in writing any action, proceedings, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, order or decision or taken any other steps and there not continuing to be outstanding any statute, regulation, order or decision, which would or might reasonably be expected to:

               (i) make the Offer or the acquisition of any RiverSoft Shares, or control of RiverSoft by the Offeror void, illegal or unenforceable under the laws of any relevant jurisdiction or otherwise materially restrict, restrain, prohibit, delay or interfere with the implementation thereof, or impose material additional conditions or obligations which are materially adverse with respect thereto, or require material amendment thereof or otherwise challenge or interfere therewith;

               (ii) require the divestiture by RiverSoft or any of its subsidiaries or subsidiary undertakings or any associated undertaking or any company of which 20 per cent. or more of the voting capital is held by the RiverSoft Group or any partnership, joint venture, firm or company in which any member of the RiverSoft Group may be interested (the "wider RiverSoft Group") or by the Offeror or any of its subsidiaries or subsidiary undertakings or any associated undertaking or any company of which 20 per cent or more of the voting capital is held by the Offeror Group or any partnership, joint venture, firm or company in which any member of the Offeror Group may be interested (the "wider Offeror Group") of all or any portion of their respective businesses, assets or property or impose any limitation on the ability of any of them to conduct their respective businesses or own any of their assets or property which in any such case would be material in the context of the wider RiverSoft Group or, as the case may be, the wider Offeror Group taken as a whole;

               (iii) impose any limitation on or result in a delay in the ability of any member of the wider Offeror Group to acquire or to hold or to exercise effectively any rights of ownership of shares or loans or securities convertible into shares in any member of the wider RiverSoft Group or of the wider Offeror Group held or owned by it or to exercise management control over any member of the wider RiverSoft Group or of the wider Offeror Group to an extent which is material in the context of the wider RiverSoft Group taken as a whole or, as the case may be the wider Offeror Group taken as a whole;

               (iv) save pursuant to the Offer or part XIIIA of the Companies Act 1985 require any member of the wider Offeror Group or the wider RiverSoft Group to acquire or offer to acquire any shares or other securities in any member of the wider RiverSoft Group where such acquisition would be material in the context of the RiverSoft Group taken as a whole;

               (v) otherwise materially and adversely affect the assets, business, profits or prospects of any member of the wider Offeror Group or of any member of the wider RiverSoft Group which in any such case would be material in the context of the wider Offeror Group or, as the case may be, the wider RiverSoft Group taken as a whole; or

               (vi) impose any limitation on the ability of any member of the wider RiverSoft Group to co-ordinate its business, or any part of it, with the business of any other members of the wider RiverSoft Group or the wider Offeror Group which in any such case would be material in the context of the wider RiverSoft Group or the wider Offeror Group taken as a whole;

               and all applicable waiting and other time periods during which any such Relevant Authority could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference having expired, lapsed or been terminated;

          (c) all necessary filings having been made, all applicable waiting periods (including any extensions thereof) under any applicable legislation or regulations of any jurisdiction having expired, lapsed or been terminated, in each case in respect of the Offer and the acquisition of any RiverSoft Shares, or of control of RiverSoft, by the Offeror, and all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals ("Authorisations") necessary or appropriate in any jurisdiction for, or in respect of, the Offer and the proposed acquisition of any RiverSoft Shares, or of control of RiverSoft, by the Offeror and to carry on the business of any member of the wider RiverSoft Group having been obtained, in terms and in a form satisfactory to the Offeror (acting reasonably), from all appropriate Relevant Authorities and from any persons or bodies with whom any member of the wider RiverSoft Group has entered into contractual arrangements and all such Authorisations remaining in full force and effect at the time at which the Offer otherwise becomes unconditional in all respects and the Offeror at such time having no knowledge of an intention or proposal to revoke, suspend or modify or not to renew any of the same and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

          (d) except as fairly disclosed in writing by RiverSoft to the Offeror prior to the date hereof there being no provision of any arrangement, agreement, licence, permit or other instrument to which any member of the wider RiverSoft Group is a party or by or to which any such member or any of their assets is or may be bound, entitled or be subject to and which, in consequence of the Offer or the acquisition of any RiverSoft Shares, or control of RiverSoft, by the Offeror or otherwise, would or might reasonably be expected to, to an extent which is material in the context of the wider RiverSoft Group taken as a whole result in:

               (i) any monies borrowed by, or other indebtedness actual or contingent of, any such member of the wider RiverSoft Group being or becoming repayable or being capable of being declared repayable immediately or prior to its or their stated maturity or the ability of any such member to borrow monies or incur any indebtedness being inhibited;

               (ii) the creation of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member or any such security (whenever arising or having arisen) being enforced or becoming enforceable;

               (iii) any such arrangement, agreement, licence or instrument being terminated or adversely modified or any action being taken of an adverse nature or any obligation arising thereunder;

               (iv) any assets of any such member being disposed of or charged, or right arising under which any such asset could be required to be disposed of or charged, in each case other than in the ordinary course of business;

               (v) the interest or business of any such member of the wider RiverSoft Group in or with any firm or body or person, or any agreements or arrangements relating to such interest or business, being terminated or adversely modified or affected;

               (vi) any such member ceasing to be able to carry on business under any name under which it presently does so;

               (vii) the creation of liabilities (actual or contingent) by any such member; or

               (viii) the financial or trading position or prospects of any such member being prejudiced or adversely affected;

               and no event having occurred which, under the provision of any arrangement, agreement, licence, permit or other instrument to which any member of the wider RiverSoft Group is a party or by or to which any such member or any of their assets is or may be bound, entitled or subject to is likely to result in any of the events or circumstances to an extent which is material in the context of the wider RiverSoft Group taken as a whole as are referred to in sub-paragraphs (i) to (viii) of this paragraph
               (d);

          (e) except as fairly disclosed in writing by RiverSoft to the Offeror prior to the date hereof or as fairly disclosed in the annual report and accounts of RiverSoft for the year ended 31 December 2001 or in the quarterly interim results of RiverSoft published on 13 May, 2002, or as otherwise publicly announced by RiverSoft prior to the date hereof, no member of the wider RiverSoft Group having, since 31 December 2001:

               (i) issued, agreed to issue or proposed the issue of additional shares or securities of any class, or securities convertible into, or exchangeable for or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities (save as between RiverSoft and wholly-owned subsidiaries of RiverSoft and save for the issue of RiverSoft Shares on the exercise of options granted under the RiverSoft Share Schemes in respect only of those options granted prior to the date hereof) before the date hereof, or redeemed, purchased or reduced any part of its share capital;

               (ii) recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution other than to RiverSoft or a wholly-owned subsidiary of RiverSoft;

               (iii) agreed, authorised, proposed or announced its intention to propose any merger or demerger or acquisition or disposal of assets or shares (other than in the ordinary course of business) or to any material change in its share or loan capital;

               (iv) issued, authorised or proposed the issue of any debentures or save in the ordinary course of business incurred any indebtedness or contingent liability;

               (v) acquired or disposed of or transferred, mortgaged or encumbered any asset or any right, title or interest in any asset (other than in the ordinary course of business) which in any case is material in the context of the wider RiverSoft Group taken as a whole;

               (vi) entered into or varied or announced its intention to enter into or vary any contract, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term or unusual nature or involves or could involve an obligation of a nature or magnitude and in any such case which is material in the context of the wider RiverSoft Group taken as a whole;

               (vii) entered into or proposed or announced its intention to enter into any reconstruction, amalgamation, transaction or arrangement (otherwise than in the ordinary course of business);

               (viii) taken or proposed any corporate action or had any legal proceedings instigated or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any material part of its assets and revenues (or any analogous proceedings or appointment in any overseas jurisdiction);

               (ix) been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

               (x) entered into or materially varied or made any offer to enter into or materially vary the terms of any service agreement or arrangement with any of the directors or senior executives of the RiverSoft Group;

               (xi) waived, compromised or settled any claim other than of an immaterial amount in the ordinary course of business;

               (xii) entered into any contract, transaction or arrangement which would be restrictive on the business of any member of the wider RiverSoft Group or the wider Offeror Group which is material in the context of the wider RiverSoft Group or the wider Offeror Group, as the case may be, taken as a whole; or

               (xiii) entered into any agreement, arrangement or commitment or passed any resolution with respect to any of the transactions or events referred to in this paragraph (e);

          (f) since 31 December 2001, except as fairly disclosed in writing by RiverSoft to the Offeror prior to the date hereof or as fairly disclosed in the annual report and accounts of RiverSoft for the year ended 31 December 2001 or in the quarterly interim results of RiverSoft published on 13 May, 2002, or as otherwise publicly announced by RiverSoft prior to the date hereof;

               (i) there having been no adverse change in the business, assets, financial or trading position or profits or prospects of any member of the wider RiverSoft Group which in any such case is material in the context of the wider RiverSoft Group taken as a whole;

               (ii) no litigation, arbitration proceedings, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the wider RiverSoft Group and no enquiry or investigation by or complaint or reference to any Relevant Authority against or in respect of any member of the wider RiverSoft Group having been threatened, announced or instituted or remaining outstanding, which in any such case is material in the context of the wider RiverSoft Group taken as a whole; or

               (iii) no contingent or other liability relating to any member of the wider RiverSoft Group having arisen or become apparent to the Offeror which might reasonably be expected to adversely affect any member of the wider RiverSoft Group to an extent which is material in the context of the wider RiverSoft Group taken as a whole;

          (g) except as fairly disclosed in writing by RiverSoft to the Offeror prior to the date hereof, the Offeror not having discovered that:

               (i) the financial, business or other information concerning the wider RiverSoft Group as contained in the information publicly announced or disclosed at any time by or on behalf of any member of the wider RiverSoft Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading to an extent which is in any such case material in the context of the wider RiverSoft Group; or

               (ii) any member of the wider RiverSoft Group is subject to any liability, contingent or otherwise, which is not disclosed in its quarterly statement published on 13 May, 2002 or in the annual report and accounts of RiverSoft for the financial year ended 31 December 2001 and which is material in the context of the wider RiverSoft Group taken as a whole; and

          (h) the Offeror not having discovered that, to an extent which is material in the context of the wider RiverSoft Group taken as a whole and save as publicly announced:

               (i) any past or present member of the wider RiverSoft Group has not complied with all applicable legislation or regulations of any jurisdiction or any notice or requirement of any Relevant Authority with regard to the storage, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health which non-compliance would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the wider RiverSoft Group;

               (ii) there has been a disposal, spillage, emission, discharge or leak of waste or hazardous substance or any substance likely to impair the environment or harm human health on, or from, any land or other asset now or previously owned, occupied or made use of by any past or present member of the wider RiverSoft Group, or which any such member may now or previously have had an interest, would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the wider RiverSoft Group;

               (iii) there is or is likely to be any obligation or liability (whether actual or contingent) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the wider RiverSoft Group or in which any such member may now or previously have had an interest under any environmental legislation or regulation or notice, circular or order of any Relevant Authority in any jurisdiction; or

               (iv) circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product or process of manufacture, or materials used therein, now or previously manufactured, sold or carried out by any past or present member of the wider RiverSoft Group which claim or claims would be likely to affect adversely any member of the wider RiverSoft Group.

          The Offeror reserves the right to waive, in whole or in part, all or any of conditions (b) to (h) inclusive. The Offer will lapse unless all the above conditions are (i) fulfilled; or (ii) (if capable of waiver) waived; or (iii) where appropriate, determined by the Offeror to have been or remain satisfied; by 3.00 p.m. (London time) / 10.00 a.m. (New York time) on the day following the twentieth US Business Day following the date of the Offer (or such later date as the Offeror may determine, in accordance with the Code and the Exchange Act). The Offeror shall be under no obligation to waive or treat as satisfied any of conditions (b) to (h) inclusive by a date earlier than the latest date specified above for the satisfaction thereof notwithstanding that the other conditions of the Offer may at such earlier date have been waived or fulfilled or satisfied and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment or satisfaction.

          If the Offeror is required by the Panel to make an offer for RiverSoft Shares under the provisions of Rule 9 of the Code, the Offeror may make such alterations to the above conditions, including condition (a) above, as are necessary to comply with the provisions of that Rule.

          The Offer will lapse if it is referred to the Competition Commission before 3.00 p.m. (London Time) / 10.00 a.m. (New York time) on the day following the twentieth US Business Day following the date of the Offer or the date or the date on which the Offer becomes or is declared unconditional as to acceptances, whichever is later. If the Offer so lapses the Offer will cease to be capable of further acceptance and accepting RiverSoft Shareholders and the Offeror will cease to be bound by acceptances received before the time when the Offer lapses.

2.        FURTHER TERMS OF THE OFFER

          The Offer will extend to all RiverSoft Shares unconditionally allotted or issued on the date on which the Offer is made and any further RiverSoft Shares unconditionally allotted or issued while the Offer remains open for acceptance (or such earlier date or dates as the Offeror, subject to the Code, may decide).

          The RiverSoft Shares are to be acquired by the Offeror fully paid and free from all liens, charges and encumbrances, rights of pre-emption and any other third party rights of any nature whatsoever and together with all rights attaching thereto, including the right to all dividends or other distributions declared, paid or made after the date hereof.

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          The Offer will not be made, directly or indirectly, in or into, or by the use of the mails or any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan and the Offer should not be accepted by any such use, means, instrumentality or facility or from within Canada, Australia or Japan. Accordingly, this announcement and any related offer documents are not being and may not be mailed or otherwise forwarded, distributed or sent in, into or from Canada, Australia or Japan and persons receiving such documents (including custodians, nominees and trustees) must not distribute or send them in, into, or from Canada, Australia or Japan.

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

                                   APPENDIX II

                        SOURCES AND BASES OF INFORMATION

1.        GENERAL

          Unless otherwise stated, (i) financial information relating to RiverSoft has been extracted from the relevant published audited Annual Report and Accounts of RiverSoft and/or from the quarterly statements of RiverSoft and/or other public statements made by RiverSoft; and (ii) financial information relating to the Offeror Group has been extracted from the relevant published audited Annual Reports and Financial Statements and/or from the quarterly statements of Micromuse and/or other public statements made by Micromuse.

2.        VALUE OF THE OFFER

          The Offer values the existing issued share capital of RiverSoft at approximately (pound)43.3 million, based on the offer price for each RiverSoft Share of 17.75 pence and on 244,120,510 issued RiverSoft Shares being the number of RiverSoft Shares in issue on 18 June, 2002 (the last practicable date prior to the date hereof) (as provided by RiverSoft).

3.        SHARE PRICES

          The price of shares on a particular date are derived from the closing middle market prices for those shares from the London Stock Exchange Daily Official List for that date. Average share prices are based on the closing middle market price for those shares from Factset Research Systems Inc.

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                                  APPENDIX III

                                   DEFINITIONS

The following definitions apply throughout this document unless the context requires otherwise:

"ATM"                                 asynchronous transfer mode

"Australia"                           the Commonwealth of Australia, its states,
                                      territories and possessions

"business day"                        a day on which banks are open for business
                                      in London (excluding Saturdays and Sundays and public holidays)

"Canada" Canada, its provinces and territories and all areas subject to its jurisdiction and any political sub-division thereof

"Closing Price"                       the closing middle market price of a
                                      RiverSoft Share as derived from the Daily
                                      Official list of the London Stock Exchange

"Code"                                the Code on Takeovers and Mergers

"Companies Act"                       the Companies Act 1985 (as amended)

"CSFB" or "Credit Suisse First        Credit Suisse First Boston (Europe)
Boston"                               Limited

"Exchange Act"                        the United States Securities Exchange Act
                                      (1934) as amended and the rules and
                                      regulations promulgated thereunder

"Form of Acceptance"                  the form of acceptance to accompany the
                                      Offer Document

"KPMG Corporate Finance"              KPMG Corporate Finance, a division of KPMG
                                      LLP (a UK limited liability partnership)

"London Stock Exchange"               London Stock Exchange plc

"Moore Stephens Corporate Finance"    Moore Stephens Corporate Finance, a
                                      division of Moore Stephens, Chartered
                                      Accountants

"MPLS"                                multiple protocol label switching

"Micromuse Group" or "Offeror Group"  Micromuse Inc. and its subsidiaries and subsidiary undertakings including the
                                      Offeror

"Micromuse"                           Micromuse Inc.

"Micromuse Directors"                 the directors of Micromuse at the date of
                                      this announcement

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

"Micromuse UK" or the "Offeror"       Micromuse U.K. Limited, a wholly owned
                                      subsidiary of Micromuse

"OEMs"                                original equipment manufacturers

"Offer" the recommended cash offer to be made by the Offeror and, outside the United States by, Credit Suisse First Boston on behalf of the Offeror to acquire all of the RiverSoft Shares on the terms and subject to the conditions to be set out in a formal Offer Document and the Form of Acceptance relating thereto, and including, where the context so requires, any subsequent revision, variation, extension or renewal of such offer

"Offer Document"                      the document to be posted to RiverSoft
                                      Shareholders on behalf of the Offeror
                                      containing the terms and conditions of the Offer

"Official List"                       the list maintained by the UKLA pursuant
                                      to Part VI of the Financial Services and Markets Act 2000

"Panel"                               the Panel on Takeovers and Mergers

"RiverSoft"                           RiverSoft plc

"RiverSoft Directors"                 the directors of RiverSoft plc as at the
                                      date of this announcement

"RiverSoft Group"                     RiverSoft and its subsidiaries and
                                      subsidiary undertakings

"RiverSoft Optionholders"             holders of options granted under one or
                                      more of the RiverSoft Share Schemes

"RiverSoft Shareholders" or           holders of RiverSoft Shares
"Shareholders"

"RiverSoft Shares"                    the existing unconditionally allotted or
                                      issued and fully paid shares of 2.5p each in the capital of RiverSoft and any further such shares which are unconditionally allotted or issued and fully paid before the date on which the Offer closes (or such earlier date(s) as the Offeror may, subject to the Code, determine), including any such shares so unconditionally allotted or issued pursuant to the exercise of options granted under the RiverSoft Share Schemes

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

"RiverSoft Share Schemes"             (a) The RiverSoft Technologies Limited
                                          Share Option Plan A

                                      (b) The RiverSoft plc Share Option Plan
                                          2000 (Inland Revenue approved)

                                      (c) The option granted to Campbell Fraser
                                          by an agreement dated 31/st/ March,
                                          1998 as amended by a deed of amendment
                                          dated 12/th/ December, 2000

"Regulatory Information Service"      an information dissemination service
                                      approved by the UK Listing Authority for the purposes of the Listing Rules for the dissemination of regulatory information, such approved services being set out in
                                      Schedule 12 of the Listing Rules of the
                                      UKLA

"SEC"                                 the United States Securities Exchange
                                      Commission

"subsidiary", "subsidiary             Have the meanings given to them in the
undertaking" and "associated          Companies Act (but for this purpose
undertaking"                          ignoring paragraph 20(1)(b) of Schedule 4A
                                      thereof)

"UK" or "United Kingdom"              the United Kingdom of Great Britain and
                                      Northern Ireland

"UK Listing Authority" or "UKLA"      the Financial Services Authority as the
                                      competent authority for listing in the
                                      United Kingdom under Part VI of the
                                      Financial Services and Markets Act 2000

"United States of America", "US" or   the United States of America, its
"United States"                       territories and possessions, any state of
                                      the United States of America and the
                                      District of Columbia

"US Business Day"                     any day other than a Saturday, Sunday or a
                                      federal holiday in the United States, and consisting of the time period from 12:01 a.m. to 12:00 midnight Eastern U.S. time

"US dollars" or "$"                   United States dollars

"(Pounds)" or "Sterling"              Pounds sterling, the lawful currency for
                                      the time being of the UK and references to "pence" and "p" shall be construed accordingly

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